                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                March 22, 2000
               ------------------------------------------------
               Date of Report (Date of Earliest Event Reported)

                          Exodus Communications, Inc.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

      Delaware                  0-23795                   77-0403076
------------------------  ------------------------  -------------------------
(State of incorporation)  (Commission file number)  (I.R.S. Employer Identification No.)

                         2831 Mission College Boulevard
                         Santa Clara, California 95054
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (408) 346-2200
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5:  OTHER EVENTS.

     On March 22, 2000, Exodus Communications, Inc., a Delaware corporation
(the "Company") entered into common stock purchase agreements with Mirror Image Internet, Inc., a Delaware corporation ("MII") and Xcelera.com Inc., a Cayman Islands corporation ("Xcelera"). Pursuant to the terms of the common stock purchase agreement among the Company, MII and Xcelera, the Company agreed, subject to the terms and conditions of the common stock purchase agreement, to purchase 8,213,552 shares of MII common stock from MII in consideration for $50.0 million in cash and 734,950 shares of the Company's common stock.
Pursuant to the terms of the common stock purchase agreement between the Company and Xcelera, the Company agreed, subject to the terms and conditions of the common stock purchase agreement, to purchase 24,512,320 shares of common stock of MII from Xcelera in consideration for $25.0 million in cash and 3,023,318 shares of the Company's common stock. Following the completion of the stock sales, the Company will hold approximately 15% of the outstanding shares of MII common stock on a fully diluted basis. MII granted the Company certain registration rights with respect to the shares of MII common stock to be issued to the Company, and the Company granted MII and Xcelera certain registration rights with respect to the shares of the Company's common stock to be issued to MII and Xcelera. The Company also entered into a commercial agreement with MII pursuant to which the Company will offer MII's content distribution services.

     Completion of the stock sales is subject to the satisfaction or waiver of various conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

     Copies of the common stock purchase agreements are included in this report as Exhibits 2.01 and 2.02. In addition, a copy of the press release relating to the common stock purchase agreements and the commercial agreement is attached as
Exhibit 99.01. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits
          --------


     The following exhibits are filed herewith:

     2.01 Common Stock Purchase Agreement dated as of March 22, 2000 among Exodus Communications, Inc., Mirror Image Internet, Inc. and Xcelera.com Inc.

     2.02 Common Stock Purchase Agreement dated as of March 22, 2000 between Exodus Communications, Inc. and Xcelera.com Inc.

    99.01  Press release dated March 22, 2000.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 6, 2000

                              EXODUS COMMUNICATIONS, INC.

                              By:   /s/ R. Marshall Case
                                    -----------------------------------------
                                    R. Marshall Case, Chief Financial Officer

                                 Exhibit Index
                                 -------------

Number     Description
------     -----------

 2.01 Common Stock Purchase Agreement dated as of March 22, 2000 among Exodus Communications, Inc., Mirror Image Internet, Inc. and Xcelera.com Inc.

 2.02 Common Stock Purchase Agreement dated as of March 22, 2000 between Exodus Communications, Inc. and Xcelera.com Inc.

99.01   Press release dated March 22, 2000.